                                                                   Exhibit 10.13


                           WAIVER AND AMENDMENT NO. 1

                                       TO

                           LOAN AND SECURITY AGREEMENT


         THIS WAIVER AND AMENDMENT NO. 1 ("Amendment") is entered into as of September 25, 1998, by and among Let's Talk Cellular & Wireless, Inc., a corporation organized under the laws of the State of Florida ("LTC"), Telephone Warehouse, Inc., a corporation organized under the laws of the State of Delaware ("TWI"), Cellular Warehouse Inc., a corporation organized under the laws of the State of Georgia ("CWI"), Cellular USA, a corporation organized under the laws of the State of Nevada ("USA"), Sosebee Enterprises, Inc., a corporation organized under the laws of the State of Georgia ("SEI") and National Cellular Incorporated, a corporation organized under the laws of the State of Texas ("NCI") ("LTC, TWI, CWI, USA, SEI and NCI, each a "Borrower" and jointly and severally, the "Borrowers"), the undersigned financial institutions (each, a "Lender" and collectively, the "Lenders") and The Chase Manhattan Bank, a corporation organized under the laws of the State of New York ("Chase") as agent for Lenders (Chase in such capacity, the "Agent").

                                   BACKGROUND

         Borrowers, Agent and Lenders are parties to a Loan and Security Agreement dated as of April 2, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

         Borrowers have requested that Agent and Lenders waive certain financial covenant defaults that have occurred and amend certain provisions of the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. WAIVER. Subject to satisfaction of the conditions precedent set forth in Section 4 below, Agent and Lenders hereby waive the Events of Default which have occurred as a result of Borrowers' non-compliance with Section 7.6 of the Loan Agreement for Fiscal Year 1998 to the extent Capital Expenditures made during such year were no more than $7,250,000 and Section 7.20(i) of the Loan Agreement to the extent EBITDA during the fiscal quarter ended July 31,

1998 was no less than $4,700,000, but only to the extent the non-compliance with such Sections occurred prior to such periods.

         3. AMENDMENT TO LOAN AGREEMENT. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

                  (a) Section 1.2 of the Loan Agreement is amended as follows:

                           (i) the following defined terms are added in their appropriate alphabetical order:

                  "AMENDMENT NO. 1" shall mean Amendment No. 1 to this Agreement dated as of September 25, 1998.

                  "AMENDMENT NO. 1 EFFECTIVE DATE" shall mean the date on which all of the conditions precedent contained in Section 4 of Amendment No. 1 shall have been satisfied.

                           (ii) the following defined term is amended in its entirety to provide as follows:

                  "APPLICABLE MARGIN" shall mean initially, .75% with respect to Domestic Rate Loans and 2.50% with respect to Eurodollar Rate Loans, and thereafter for any fiscal quarter commencing with the fiscal quarter ending July 31, 1998 shall be determined by the Leverage Ratio at the end of the most recent fiscal quarter with respect to the four fiscal quarters then ended and shall be subject to adjustment from time to time as set forth in Section 3.1. If any Borrower shall complete a Permitted Acquisition, the EBITDA of such Permitted Acquisition shall be included on a proforma basis for the four (4) fiscal quarters then being tested when calculating the Leverage Ratio for the purposes of determining the Applicable Margin. The Applicable Margin with respect to Eurodollar Rate Loans and Domestic Rate Loans, as the case may be, shall be the percentage set forth below as corresponds to the applicable ratio set forth below:

              LEVERAGE RATIO                       DOMESTIC RATE MARGIN                EURODOLLAR RATE MARGIN
              --------------                       --------------------                ----------------------
Equal to or greater than 2.00 to 1.00                     1.25%                                 3.00%

Equal to or greater than 1.75 to 1.00 but                 1.00%                                 2.75%
less than 1.99 to 1.00

Equal to or greater than 1.50 to 1.00 but                  .75%                                 2.50%
less than 1.74 to 1.00

Equal to or greater than 1.25 to 1.00 but                  .50%                                 2.25%
less than 1.49 to 1.00

Less than 1.25 to 1.00                                     .25%                                 2.00%


         Notwithstanding the foregoing period, commencing on the Amendment No. 1 Effective Date and ending on the day Agent receives Borrower's quarterly financial statement for the fiscal quarter ending January 31, 1999, the Applicable Margin shall mean, 1.00% with respect to Domestic Rate Loans and 2.75% with respect to Eurodollar Rate Loans."

                  (b) Section 2.1(y)(ii)(B) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                  "(B) (x) For the period beginning September 1, 1998 and ending on December 31, 1998, $7,000,000 in the aggregate at any one time and
         (y) at all other times $6,000,000 in the aggregate at any one time thereafter, MINUS"

                  (c) The reference to $8,000,000 in Section 7.6 of the Loan Agreement is deleted and replaced with the amount $4,250,000.

                  (d) Section 7.20(ii) of the Loan Agreement is amended in its entirety to provide as follows:

                  "(ii) the fiscal quarter ended October 31, 1998 with respect to the immediately preceding three fiscal quarter period (ending on the last day of such fiscal quarter) to be less than $7,300,000."

                  (e) A new Section 2.2(h) is added to the Loan Agreement to provide as follows:

                  "2.2(h) REDUCTION PERIOD. Borrowers shall reduce all outstanding Revolving Advances to not more than Eight Million Dollars ($8,000,000) and not permit outstanding Revolving Advances to be more than $8,000,000 for the period of February 15, 1999 through and including April 15, 1999.

         4. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by each Borrower and each Lender, (ii) the fees set forth in the Fee Letter dated the date hereof and all legal fees and (iii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent, Lenders or their counsel, each of which shall be in form and substance satisfactory to Agent, Lenders and their counsel.

         5. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant as follows:

                           (a) This Amendment and the Loan Agreement, as amended
                  hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                           (b) Upon the effectiveness of this Amendment,
                  Borrowers hereby reaffirm all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                           (c) No Event of Default or Default has occurred and
                  is continuing or would exist after giving effect to this Amendment.

                           (d) Borrowers have no defense, counterclaim or offset
                  with respect to the Loan Agreement.

         6. EFFECT ON THE LOAN AGREEMENT.

                  (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 2, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         7. GOVERNING LAW. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         9. COUNTERPARTS. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                            LET'S TALK CELLULAR & WIRELESS, INC.


                            By:  /s/ Brett Beveridge
                              ------------------------------------
                               Name:  Brett Beveridge
                               Title: President


                            TELEPHONE WAREHOUSE, INC.


                            By: /s/ Brett Beveridge
                              ------------------------------------
                               Name:  Brett Beveridge
                               Title: Vice President


                            CELLULAR WAREHOUSE, INC.


                            By: /s/ Brett Beveridge
                              ------------------------------------
                               Name:  Brett Beveridge
                               Title: Vice President


                            NATIONAL CELLULAR INCORPORATED


                            By: /s/ Brett Beveridge
                              ------------------------------------
                               Name:  Brett Beveridge
                               Title: Vice President


                            CELLULAR USA


                            By: /s/ Brett Beveridge
                              ------------------------------------
                               Name:  Brett Beveridge
                               Title: President

                            SOSEBEE ENTERPRISES, INC.


                            By: /s/ Brett Beveridge
                              ------------------------------------
                               Name:  Brett Beveridge
                               Title: Vice President



                            THE CHASE MANHATTAN BANK, as Agent and a Lender


                            By: /s/ Paula M. Carr
                               -----------------------------------
                               Name:  Paula M. Carr
                               Title: Vice President


                            Commitment Percentage: 25%



                            BANK OF AMERICA, FSB, Lender


                            By: /s/ John Yankauskas
                               -----------------------------------
                               Name:  John Yankauskas
                               Title: Vice President

                           Commitment Percentage: 25%



                           IBJ SCHRODER BANK & TRUST COMPANY, Lender


                            By: /s/ Patricia G. McCormack
                               -----------------------------------
                               Name:  Patricia G. McCormack
                               Title: Director

                           Commitment Percentage: 25%



                           MERRILL LYNCH BUSINESS FINANCIAL SERVICES, Lender


                            By:  /s/   Hugh E. Johnson
                               -----------------------------------
                               Name:  Hugh E. Johnson
                               Title: Assistant Vice President


                           Commitment Percentage: 25%